DONATION AGREEMENT

     Donation Agreement dated as of the 10th day of October, 1997 (the "Donation Agreement"), by and between the CASINO REINVESTMENT DEVELOPMENT AUTHORITY (the "Authority"), a public body established in, but not of, the Department of the Treasury of the State of New Jersey, and MAC, Corp., a New Jersey corporation with an address at 19 South Tennessee Avenue, Atlantic City, New Jersey ("Mirage NJ").

      WHEREAS, the Authority was requested to provide partial funding to assist in the design and construction of traffic infrastructure improvements for the Atlantic City area (the
"Project"); and

     WHEREAS, pursuant to 5:12-160 of the Casino Control Act (the "Act"), the purposes of the Authority are, among other things,
(i) to maintain public confidence in the casino gaming industry as a unique tool of urban redevelopment for Atlantic City, (ii) to provide a method of encouraging new capital investment in Atlantic City, (iii) to provide, further and promote tourist industries in New Jersey by providing financial assistance for the planning, acquisition, construction and operation of facilities for the recreation and entertainment of the public,
(iv) to assist in the financing of the construction of infrastructure projects, including roads and highways, (v) to cooperate with and assist local governmental units in financing eligible projects, and (vi) to perform any combination of the following; and

      WHEREAS, pursuant to 5:12-161g of the Act, the Authority is empowered to enter into any agreements or contracts, execute any instruments, and do and perform any acts or things necessary, convenient, or desirable for the purposes of the Authority, including the entering into of agreements or contracts with any governmental unit to provide for the payment of principal of and interest on any obligation issued by that governmental unit, the maintenance of necessary reserves in connection with these obligations or the payments under any lease entered into in connection with any eligible project; and

      WHEREAS, pursuant to 5:12-161o of the Act, the Authority is empowered to enter into all agreements or contracts with any governmental unit or person, execute any instruments, and do and

                            Exhibit 10.16
perform any acts or things necessary, convenient, or desirable for the purposes of the Authority to carry out any power expressly given in the Act; and

      WHEREAS, the Project is in furtherance of an agreement executed on January 10, 1997, as amended ("Road Development Agreement") between the State of New Jersey (the "State"), South Jersey Transportation Authority ("SJTA") and Mirage Resorts, Incorporated ("Mirage") and thereafter, assigned by Mirage to Atlandia Design and Furnishings, Inc., a wholly owned subsidiary of Mirage ("Atlandia"); and

      WHEREAS, Atlandia or an affiliate thereof will be the developer for the Project and SJTA and/or the State will accept, own, maintain and operate the Project upon its completion; and

      WHEREAS, the total cost for the Project is estimated to be $330 Million; and

      WHEREAS, it is anticipated that the State will contribute funds from the Transportation Trust Fund as well as funds to be financed through the SJTA; and

      WHEREAS, SJTA has authorized or will authorize the issuance of bonds to assist in financing the Project; and

      WHEREAS,  the State requested that partial funding  of  the
Project   costs  be  made  available  on  terms  and   conditions
satisfactory to the Authority, Mirage, SJTA and the State; and

      WHEREAS, the Authority is requested to fund, or assist in funding, $120 Million; and

      WHEREAS, one part of the Authority funding is to be from a donation by a casino licensee, as to which Mirage is or will become a holding company under N.J.S.A. 5:12-26, alone or together with other casino licensees (collectively the "Donors") operating casino hotels on the Marina Land as described on Exhibit A and commonly referred to as the "H-Tract", to be made if and when they become casino licensees and commence operation of a casino on the H-Tract, in the aggregate amount of up to $55 Million (such aggregate principal sum of the Bonds at issuance being the "Donation Principal Sum") plus the equivalent of interest (including capitalized interest) at a rate per annum set forth herein from the issue date of certain bonds to be issued by the SJTA pursuant to that certain Resolution of SJTA adopted October 8, 1997, authorizing Road Development Special Revenue Bonds (the "Bonds") to the date of repayment of the Bonds (the Donation Principal Sum together with such interest being the "Donation") from their respective investment alternative tax obligations, as set forth herein, which will be utilized to pay interest and retire the Bonds and which are the subject of a pledge agreement between the Authority and SJTA ("Pledge Agreement"); and

      WHEREAS, Mirage desires to advance funds in an amount equal to the Donation Principal Sum by buying up to $55 Million of the Bonds to be issued by SJTA pursuant to the Bond Purchase Agreement, dated of even date herewith, between SJTA and Mirage (the "Bond Purchase Agreement") for use in funding the Project, and Mirage NJ desires to enter into this Donation Agreement with the Authority, providing, among other things, that if and when Mirage NJ becomes a casino licensee and commences operation of a casino on the H-Tract, it shall execute (1) a Securities Purchase Contract in substantially the form of the agreement attached hereto as Exhibit 1 (the "Securities Purchase Contract"), thereby obligating it to purchase bonds of the Authority or make alternative investments in lieu of purchasing bonds and (2) a Credit Agreement in substantially the form of the agreement attached hereto as Exhibit 2 (the "Credit Agreement"), thereby setting forth the terms of the investment credit it will be eligible to receive as a casino licensee for its portion of the Donation to the Project; and

      WHEREAS, the Authority made a preliminary determination  of
eligibility of the Project at its meeting of February 18,   1997,
pursuant to Resolution No. 97-35; and

     WHEREAS, a public hearing concerning the Project was held on March 13, 1997; and

      WHEREAS, the Authority, at its meeting of April 15, 1997, pursuant to Resolution No. 97-75, determined the Project to be an approved Project, authorized the reservation of funds for the Project and authorized the Executive Director to negotiate and enter into a Donation Agreement; and

      WHEREAS, the Authority, at its meeting of August 26, 1997, pursuant to Resolution No. 97-209, amended and supplemented its Resolutions Nos. 97-75 through 97-78, adopted on April 15, 1997;
and

      WHEREAS, as a casino licensee, Mirage NJ shall have an obligation, pursuant to N.J.S.A. 5:12-144.1a.(2), to pay to the State Treasurer on or before the 15th day of the first, fourth, seventh and tenth months of each year as partial payment of the investment alternative tax imposed pursuant to N.J.S.A. 5:12-
144.1a.(1) an amount equal to 1.25% of the estimated gross revenues for the three-month period immediately preceding the first day of those months (for purposes hereinafter, the occurrence of each such date requiring payment to be made shall be deemed the date upon which Mirage NJ incurs an Atlantic City Obligation).

      NOW, THEREFORE, for and in consideration of the mutual covenants and agreements set forth herein, and for other good and valuable consideration, it is hereby agreed as follows:


                           ARTICLE I
                          DEFINITIONS

     SECTION 1.1.  Definitions.

      (a) The following shall have the meanings specified in the foregoing recitals:

          "Authority"
          "Donation Agreement"
          "Donation"
          "Donation Principal Sum"
          "Donors"
          "H-Tract"
          "Mirage"
          "Mirage NJ"
          "Pledge Agreement"
          "Project"
          "Road Development Agreement"
          "SJTA"
          "State"

      (b) Terms defined elsewhere in this Donation Agreement shall have the meanings ascribed to such terms in the sections in which the definitions therefor appear.

      (c) Terms not otherwise defined herein shall have the meanings ascribed to such terms in the Credit Agreement:


                           ARTICLE II
          REPRESENTATIONS AND WARRANTIES OF MIRAGE NJ

      SECTION  2.1.  Representations and Warranties.   Mirage  NJ
represents, warrants and agrees that:

      (a) It (i) is a corporation duly organized and validly existing under the laws of the State of New Jersey, (ii) has the corporate power and authority to carry on its business as now being conducted, and (iii) has the corporate power to execute and deliver this Donation Agreement and to perform its obligations hereunder.

      (b) The execution and delivery of this Donation Agreement has been duly authorized and this Donation Agreement constitutes the valid and binding obligation of Mirage NJ enforceable in accordance with its respective terms, subject only to bankruptcy, insolvency, moratorium, reorganization or other similar laws or to equitable principles relating to or affecting the enforcement of creditors' rights generally.

      (c) Except as noted on the litigation schedule attached hereto as Exhibit 3, there is no action, suit or proceeding at law or in equity or by any governmental instrumentality or other agency now pending or, to the knowledge of Mirage NJ, threatened against or affecting Mirage NJ that, if adversely determined, would materially impair its right to carry on business substantially as now conducted and as now contemplated by this Donation Agreement or to perform its obligations under this Donation Agreement or would materially adversely affect its financial condition.

      (d) It is not in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any agreement or instrument to which it is a party, which default would materially impair its right to carry on its business substantially as now conducted and as now contemplated by this Donation Agreement or to perform its obligations under this Donation Agreement or would materially adversely affect its financial condition and the execution of this Donation Agreement and performance hereunder will not result in the violation of any agreement or instrument to which Mirage NJ is a party.

      (e) No representation or warranty made by it in this Donation Agreement contains any material misstatement of fact.


                          ARTICLE III
        REPRESENTATIONS AND WARRANTIES OF THE AUTHORITY

     SECTION 3.1. Representations and Warranties. The Authority represents, warrants and agrees that:

     (a) It (i) is a public body established in, but not of, the Department of Treasury of the State and an instrumentality of the State established under the Act, and (ii) has the power and authority to execute and deliver this Agreement and to perform its obligations hereunder.

      (b) The execution and delivery of this Donation Agreement has been duly authorized and this Donation Agreement constitutes the valid and binding obligations of the Authority enforceable in accordance with its terms, subject only to bankruptcy, insolvency, moratorium, reorganization or other similar laws or to equitable principles relating to or affecting the enforcement of creditors' rights generally.

      (c) Except as noted on the litigation schedule attached hereto as Exhibit 3, there is no action, suit or proceeding at law or in equity or by any governmental instrumentality or other agency now pending or, to the knowledge of the Authority, threatened against or affecting the Authority that, if adversely determined, would materially impair its ability to perform its obligations under this Donation Agreement.

      (d) It is not in material default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any agreement or instrument to which it is a party and the execution of this Donation Agreement and performance hereunder will not result in the violation of any agreement or instrument to which the Authority is a party.

      (e) No representation or warranty made by it in this Donation Agreement contains any material misstatement of fact.


                           ARTICLE IV
             PURCHASE OF SJTA SPECIAL REVENUE BONDS

      SECTION 4.1. Pursuant to the Bond Purchase Agreement, Mirage has agreed to purchase Bonds in a principal amount up to the sum of Fifty-Five Million ($55,000,000.00) Dollars. The Bonds shall bear interest calculated pursuant to the provisions of the SJTA bond documents related thereto, which rate shall be as set forth in Section 4.2 hereof.

     SECTION 4.2. If the Bonds bear interest at a taxable rate, such interest rate shall be 66 2/3 of the average rate of Moody's A-rated Utility Index for bonds available for purchase during the 26 weeks preceding the date of issuance of such Bonds. If the Bonds bear interest at a tax exempt rate, such interest rate shall be 66 2/3 of the average rate of the Bond Buyer Weekly 25 Bond Index for bonds available for purchase during the last 26 weeks preceding the date of issuance of such Special Revenue Bonds.


                           ARTICLE V
         EXECUTION OF SECURITIES PURCHASE AGREEMENT AND
             CREDIT AGREEMENT AND DONATION OF FUNDS

      SECTION 5.1. If, and only if, Mirage NJ becomes a casino licensee as defined in the Casino Control Act (N.J.S.A. 5:12-1, et seq.) and commences operation of a casino on the H-Tract, then, within fifteen (15) days after the commencement of such operations, Mirage NJ and the Authority shall execute the Securities Purchase Contract and the Credit Agreement. Subject to the transfer provisions of Article VI hereof, upon such execution, Mirage NJ hereby agrees to make a donation to the Project of its Atlantic City Obligations, as and when such obligations are incurred and paid in accordance with N.J.S.A. 5:12-144.1a.(2), in an amount equal to its portion of the Donation and the Authority hereby agrees to accept such donation and treat it as such for purposes of Section 404(F)(2) of the Securities Purchase Contract.

      SECTION 5.2. The Authority shall not be under any obligation to repay, reimburse or otherwise compensate Mirage NJ, Mirage or, except as expressly stated in Article VI hereof, any holders of the Bonds for any payment of principal and interest or any costs incurred by them in connection with the purchase or acquisition of the Bonds other than through credits applied against the Atlantic City Obligations of Mirage NJ in accordance with and subject to the terms and conditions of the executed Credit Agreement. In furtherance of the Credit Agreement and as provided in that certain Pledge Agreement between the Authority and SJTA dated of even date herewith, the Authority shall immediately transfer to SJTA, upon its receipt of any donation from Mirage NJ under this Donation Agreement (and any donation from any other Donor pursuant to a donation agreement executed pursuant to Section 6.2(ii)), 100% of such donation.


                           ARTICLE VI
               TRANSFERS OF SPECIAL REVENUE BONDS
                    AND DONATION OBLIGATIONS

      SECTION 6.1. In the event Mirage NJ or Mirage sells or otherwise transfers any of the Bonds to one or more Casino Licensee Bondholders, the donation to be made by Mirage NJ under this Donation Agreement shall be reduced such that its portion of the Donation shall be an amount equal to the Donation less the amount of investment alternative tax obligation payments received by the Authority from Casino Licensee Bondholders for donations for principal and interest payments on the Bonds made by such Casino Licensee Bondholders pursuant to and consistent with their respective donation agreements (said donations for principal and interest payments on the Bonds in an amount equal to the principal amount of the Bonds purchased or acquired by the Casino Licensee Bondholder from Mirage or any other Casino Licensee Bondholder, together with unpaid, accrued interest and future interest on the transferred bonds being the "Transferred Donation"). A sale or transfer of bonds to any person or entity, shall not reduce the amount of the donation obligation of Mirage NJ pursuant to Section 5.1, except, and to the extent, such transfer is to a Casino Licensee Bondholder which (i) executes a Donation Agreement committing to make a donation of its investment alternative tax obligations, (ii) incurs such obligations, and (iii) makes payments to the Authority in satisfaction thereof.

      SECTION 6.2. For purposes of this Donation Agreement, a Casino Licensee Bondholder shall mean a casino licensee or prospective casino licensee (other than Mirage NJ) whose casino, as defined in the Casino Control Act, is located or to be located on the H-Tract, which: (i) becomes the holder of Bonds as a result of the sale or transfer to it of such Bonds by Mirage NJ or Mirage or any other Casino Licensee Bondholder; (ii) executes an appropriate donation agreement with the Authority analogous to this Donation Agreement, pursuant to which it agrees that upon becoming a casino licensee and commencing operation of a casino on the H-Tract, it shall execute an appropriate securities purchase contract and a credit agreement, analogous to Exhibits 1 and 2, respectively, and commits to make a donation of its "Atlantic City Obligations" to satisfy the Transferred Donation, which Atlantic City Obligations shall be utilized to pay interest and/or to retire the Bonds; and (iii) agrees to pay to the Authority its administrative costs and all out-of-pocket fees and expenses in connection with the subject sale or transfer. The Authority shall execute the agreements referenced in Section 6.2(ii) upon execution of such agreements by a Casino Licensee Bondholder. A sale or transfer by the Casino Licensee Bondholder of the Bonds it has purchased or acquired to any other person or entity shall not reduce the amount of the donation obligation of the Casino Licensee Bondholder pursuant to this Section 6.2.

      SECTION 6.3. The Authority shall not be under any obligation to repay, reimburse or otherwise compensate a Casino Licensee Bondholder or other bondholders for any costs incurred by them in connection with the purchase of the Bonds other than through credits against the Atlantic City Obligations of Mirage NJ or Casino Licensee Bondholders in accordance with and subject to the terms and conditions of the credit agreements executed by Casino Licensee Bondholders. In furtherance of the Credit Agreement, and as provided in that certain Pledge Agreement between the Authority and SJTA dated of even date herewith, the Authority shall immediately transfer to SJTA, upon the Authority's receipt of the donations from the Donors, 100% of such donations for payment to the holders of the Bonds in accordance with this Donation Agreement, donation agreements executed by Casino Licensee Bondholders, and the Pledge Agreement.

      SECTION 6.4. For purposes of subsections 6.2 and 6.3, Atlantic City Obligations shall mean, as calculated at any time, and from time-to-time, that portion of the subject Casino Licensee Bondholder's Annual Investment Tax Credit (as defined herein) attributable to a future Quarterly Payment Date which constitutes funds available for projects in the City of Atlantic City which are not Housing Projects. "Annual Investment Tax Credit" shall mean, with respect to each calendar year commencing with the calendar year in which the subject Casino License Bondholder becomes a casino licensee, an amount equal to one-half of said Casino Licensee Bondholder's Tax Obligation, or such other percentage as may be required by any amendment to N.J.S.A. 5:12-144.1.


                          ARTICLE VII
                         MISCELLANEOUS

     SECTION 7.1. Notices. All notices and other communications hereunder shall be in writing and shall be hand delivered with receipt acknowledged, sent by telecopy, telegraph, telex, facsimile transmission or any other similar means of electronic communication, mailed by first class mail, registered or certified, return receipt requested, or sent by recognized overnight carrier, postage prepaid and with acknowledgement of delivery, to the parties at the addresses or numbers set forth below or as to each party at such other or additional address or numbers as shall be designated by such party in a written notice to the other party thereto:

          1.   to the Authority at the following address:

                 1014 Atlantic Avenue
                 P.O. Box 749
                 Atlantic City, New Jersey  08401
                 Attn:  Executive Director
                 Facsimile:  609-347-9049

          2.   to Mirage NJ at the following address:

                c/o Mirage Resorts, Incorporated
                3400 Las Vegas Boulevard South
                Las Vegas, Nevada 89109
                Attn: Bruce A. Levin, Esq.
                      Vice President & General Counsel
                Facsimile:  702-791-5787

                Notice shall be deemed given when received. The Authority or Mirage NJ may, by notice given hereunder, designate any further or different addresses to which subsequent notices, certificates or other communication shall be sent. Notices may be given on behalf of a party by its attorney.

      SECTION 7.2. Severability. If one or more provisions of this Donation Agreement, or the application of any provision of this Donation Agreement to any set of circumstances, shall be determined to be invalid or ineffective for any reason, such determination shall not affect the validity or enforceability of the remaining provisions or the application of said provision or any remaining provisions to a set of different circumstances.

      SECTION 7.3. Governing Law. This Donation Agreement shall be governed by and construed as a contract negotiated, entered into and performed in, and in accordance with the laws of the State of New Jersey without regard to principles of conflicts of law. Each party irrevocably consents to the exclusive jurisdiction of the Superior Court of the State of New Jersey venued in Atlantic County in any and all actions and proceedings under this Donation Agreement. Any service of process and other notice in any action, suit or proceeding shall be effective in the manner set forth in Section 7.1 above.

      SECTION 7.4. Execution of Counterparts. This Donation Agreement may be simultaneously executed in several counterparts, by manual or facsimile signatures, each of which counterparts shall be an original and all of which shall constitute but one and the same instrument.

      SECTION 7.5. Amendments. This Donation Agreement may be amended only with the concurrent written consents of the parties hereto. In the event that the Act is amended, the Authority and Mirage NJ hereby agree to amend this Donation Agreement provided such amendment does not reduce or increase the obligations of either party and is made to be consistent with the Act.

       SECTION 7.6. Nature of Relationship. This Donation Agreement constitutes a contractual agreement between the
Authority and Mirage NJ and is not intended nor shall it be construed so as to create any form of a partnership, joint venture or other business relationship as between the Authority and Mirage NJ.

     SECTION 7.7. Assignment. The interest of any party in this Donation Agreement may not be assigned by any such party without the prior written consent of all other parties to this Donation
Agreement.

      SECTION 7.8. Additional Documents. The parties hereto agree to execute such additional documents and to take such additional actions as are necessary to effectuate the terms of this Donation Agreement.

      SECTION 7.9. Construction of Certain Terms. Wherever the term "Authority" shall be used in this Donation Agreement, the term shall include the Authority's successors and permitted assigns.

      SECTION 7.10. Fees and Expenses. Except as provided otherwise in Section 6.2 hereof, each party hereto shall be responsible for its own fees and expenses in connection with the negotiations and consummation of the transactions contemplated by this Agreement, including the transactions contemplated by the

Bond Purchase Agreement. Nothing contained in this Section 7.10 shall limit the rights of either party to receive reimbursement of its fees and expenses as may be provided in the Road
Development Agreement.

      IN WITNESS WHEREOF, the parties hereto have caused this Donation Agreement to be executed by its duly authorized officers and attested as of the date first above written.

ATTEST:                            CASINO REINVESTMENT DEVELOPMENT
                                   AUTHORITY


/s/ [Illegible]                    BY:/s/ James B. Kennedy
                                      ---------------------------
                                       JAMES B. KENNEDY
                                       Executive Director


ATTEST:                            MAC, CORP.


/s/ Tanya M. Taylor                BY:/s/ Bruce A. Levin
                                      ---------------------------
                                       BRUCE A. LEVIN
                                       Assistant Secretary